    As filed with the Securities and Exchange Commission on October 27, 1999
                              Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                     K2 INC.

             (Exact Name of Registrant as Specified in its Charter)

                Delaware                              95-2077125
      (State or Other Jurisdiction                 (I.R.S. Employer
   of Incorporation or Organization)            Identification Number)


                            4900 SOUTH EASTERN AVENUE
                              LOS ANGELES, CA 90040
               (Address of Principal Executive Offices) (Zip Code)


                        RIDE, INC. 1994 STOCK OPTION PLAN
            RIDE, INC. 1994 DIRECTORS' NONQUALIFIED STOCK OPTION PLAN
                              AS ASSUMED BY K2 INC.
                            (Full Title of the Plans)

                                 JOHN J. RANGEL
                            4900 SOUTH EASTERN AVENUE
                              LOS ANGELES, CA 90040
                     (Name and Address of Agent for Service)

                                 (323) 890-5830
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                               BRADFORD P. WEIRICK
                           GIBSON, DUNN & CRUTCHER LLP
                             333 SOUTH GRAND AVENUE
                              LOS ANGELES, CA 90071

=============================================================================================================================
                                              CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                                      PROPOSED
     TITLE OF SECURITIES           AMOUNT TO BE          PROPOSED MAXIMUM              MAXIMUM                 AMOUNT OF
       TO BE REGISTERED            REGISTERED(1)        OFFERING PRICE PER        AGGREGATE OFFERING          REGISTRATION
                                                             SHARE(2)                  PRICE(2)                  FEE(3)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00
per share.                            174,148                $8.0625               $1,404,069                  $390.34
=============================================================================================================================

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 22, 1999 which was $8.0625.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by K2 Inc., a Delaware corporation (the "Company" or "Registrant"), relating to 174,148 shares of its common stock, par value $1.00 per share (the "Common Stock"), issuable to eligible persons under the Ride, Inc. 1994 Stock Option Plan and the Ride, Inc. 1994 Directors' Nonqualified Stock Option Plan, as assumed by K2 Inc. (the "Plans").

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

ITEM 1.  PLAN INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999;

         (iii) The Company's Current Reports on Forms 8-K, filed with the Commission on July 30, 1999, August 6, 1999 and October 22, 1999;

         (iv) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

         (v) The description of the Common Stock contained in the Company's Registration Statement on Form S-4, filed with the Commission on August 9, 1999, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article 18 of the Registrant's Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its officers and directors for monetary damages for breach of fiduciary duty as a director to the fullest extent authorized by Delaware law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Certificate provides that: (a) the Registrant is required to indemnify its directors, officers and employees and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b) the Registrant is required to advance expenses, as incurred to such directors, officers and employees in connection with defending a proceeding; (c) the rights conferred in the Certificate are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; and (d) the Registrant may maintain director and officer liability insurance.

         The Registrant's policy is to enter into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Certificate, as well as additional procedural protections. The Registrant also maintains a limited amount of director and officer insurance. The indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

EXHIBIT NO.       DESCRIPTION

4.1* Restated Certificate of Incorporation dated May 4, 1989, filed as Exhibit (3)(a) to Form 10-K for the year ended December 31, 1989 and incorporated herein by reference.

4.2* Certificate of Amendment of Restated Certificate of Incorporation dated May 31, 1995, filed as Exhibit 3(a)(ii) to Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

4.3* Certificate of Amendment of Restated Certificate of Incorporation, filed as Exhibit 3(i) to Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference.

4.4* By-Laws of K2 Inc., as amended and restated, filed as Exhibit 3 to Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.

4.5* Rights Agreement dated August 10, 1989 between the Company and Harris Trust Company, filed as Item 6, Exhibit (a) to Form 10-Q for the quarter ended September 30, 1989 and incorporated herein by reference.

4.6* Amendment No. 1 to Rights Agreement dated as of December 31, 1997 between K2 Inc. and Harris Trust Company of New York, filed as Exhibit 2 to Form 8A/A dated January 23, 1998 and incorporated herein by reference.

5.1               Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1              Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
                  5.1).

23.2              Consent of Ernst & Young LLP, Independent Auditors.

24.1              Power of Attorney (contained on signature page hereto).

* Incorporated by reference.


ITEM 9.  UNDERTAKINGS.

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                   (i)     To include any prospectus required by
                           section 10(a)(3) of the Securities Act;

                                   (ii)    To reflect in the prospectus any
                           facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii)  To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on October 22, 1999.

                                        K2 INC.

                                        By: /s/ RICHARD M. RODSTEIN
                                            -----------------------------------
                                                     Richard M. Rodstein

                                              Title: PRESIDENT, CHIEF EXECUTIVE
                                                     OFFICER AND DIRECTOR

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard M. Rodstein and John J. Rangel, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional shares of common stock, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.


SIGNATURE                                TITLE                                             DATE
---------                                -----                                             ----
/s/ RICHARD M. RODSTEIN                  President, Chief Executive Officer and            October 22, 1999
------------------------------------     Director (Principal Executive Officer)
Richard M. Rodstein


/s/ JOHN J. RANGEL                       Senior Vice President - Finance (Principal        October 22, 1999
------------------------------------     Financial and Accounting Officer)
John J. Rangel


/s/ B. I. FORESTER                       Director, Chairman of the Board                   October 22, 1999
------------------------------------
B. I. Forester


/s/ SUSAN E. ENGEL                       Director                                          October 22, 1999
------------------------------------
Susan E. Engel


/s/ JERRY E. GOLDRESS                    Director                                          October 22, 1999
------------------------------------
Jerry E. Goldress

                                       II-5







/s/ WILFORD D. GODBOLD, JR.              Director                                          October 22, 1999
------------------------------------
Wilford D. Godbold, Jr.


/s/ RICHARD J. HECKMAN                   Director                                          October 22, 1999
------------------------------------
Richard J. Heckman


/s/ STEWART M. KASEN                     Director                                          October 22, 1999
------------------------------------
Stewart M. Kasen


/s/ JOHN H. OFFERMANS                    Director                                          October 22, 1999
------------------------------------
John H. Offermans


/s/ ALFRED E. OSBORNE, JR.               Director                                          October 22, 1999
------------------------------------
Alfred E. Osborne, Jr.


                                INDEX TO EXHIBITS


    EXHIBIT NO.      DESCRIPTION

        5.1          Legal Opinion of Gibson, Dunn & Crutcher LLP.
       23.1          Consent of Gibson, Dunn & Crutcher LLP (included in
                     Exhibit 5.1).
       23.2          Consent of Ernst & Young LLP, Independent Auditors.
       24.1          Power of Attorney (contained on signature page hereto).

                                       7